Exhibit 5.2

[PERKINS COIE LLP LETTERHEAD]

February 27, 2006

Longview Fibre Company

300 Fibre Way

Longview, Washington 98632

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel as to matters of Washington law to Longview Fibre Company, a Washington corporation (the “Company”), in connection with a registration statement on Form S-3 (333-            ) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”) (such registration statement, the “Registration Statement”), for the registration of the sale by the Company of:

(a)	up to $230,000,000 maximum aggregate offering price of shares of the Company’s common stock, ascribed value $1.50 per share (“Common Stock”); and

(b)	up to $150,000,000 maximum aggregate offering price of Senior Notes due 2016 of the Company (the “Debt Securities” and, together with the Common Stock, the “Securities”).

We understand that the Securities will be sold or delivered as set forth in the Registration Statement and the applicable prospectus contained therein (“Prospectus”). Any Debt Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee identified therein as trustee. The Indenture will be in the form filed as an exhibit to the Registration Statement.

In our capacity as counsel to the Company we have examined the Registration Statement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have

Longview Fibre Company

February 27, 2006

deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments. For purposes of the opinions expressed below, we also assume that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that the Common Stock, when the terms of issuance and sale have been duly authorized and approved and when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus related to the Common Stock and the underwriting agreement in the form filed as an exhibit to the Registration Statement will be duly and validly issued, and, provided the consideration for the Common Stock is not less than its ascribed value, fully paid and nonassessable.

The opinions expressed above are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof and we have no responsibility to update this opinion letter for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their

Longview Fibre Company

February 27, 2006

current forms of the State of Washington and we express no opinion with respect to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP